SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

International Aluminum Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

1-7256	95-2385235
(Commission File Number)	(I.R.S. Employer Identification No.)

767 Monterey Pass Road Monterey Park, California	91754
(Address of Principal Executive Offices)	(Zip Code)

(323) 264-1670

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

In February of this year, International Aluminum Corporation, or IAL, announced that David C. Treinen, its President and Chief Operating Officer, would retire at the end of the current fiscal year ending June 30, 2005.  IAL also announced that Ronald L. Rudy, the company’s Senior Vice President-Operations, would succeed Mr. Treinen as President, effective July 1, 2005.  In March 2005, IAL filed with the SEC a current report on Form 8-K disclosing the terms of its arrangement with Mr. Treinen following his retirement.

At a meeting of IAL’s Board of Directors on June 15, 2005, the Board took additional actions respecting the post-retirement arrangement with Mr. Treinen and the compensation arrangements with IAL’s directors and certain of its officers, as described below:

Treinen Consulting Agreement

The Board has authorized IAL to enter into a consulting agreement with Mr. Treinen under which he will agree to make himself available to provide consulting services to IAL during the period July 1 through December 31, 2005.  In return, IAL will pay Mr. Treinen $50,000 on July 1, 2005.  Mr. Treinen also will be entitled under the consulting agreement to be reimbursed by IAL in accordance with its normal expense reimbursement policy for any necessary and reasonable out-of-pocket costs and expenses incurred by Mr. Treinen in rendering his consulting services.

CEO Arrangements

Effective July 1, 2005, Ronald L. Rudy will assume the responsibilities of Chief Executive Officer of the Company from C.C. Vanderstar.  Mr. Vanderstar will continue to serve as Chairman of the Board of Directors of IAL and to remain active in the company’s business.  No change was announced to the terms of Mr. Vanderstar’s current compensation arrangements with IAL.  Mr. Vanderstar, the company’s founder, has served as Chief Executive Officer since 1963.

In light of Mr. Rudy’s increased responsibilities as President and Chief Executive Officer, the Board of Directors established Mr. Rudy’s annual salary at $285,000, effective July 1, 2005.  IAL has no employment contract with Mr. Rudy or its other officers.

Other Executive Officer Arrangements

The Board of Directors also established the annual salaries of Mitchell Fogelman, IAL’s Chief Financial Officer, and Greg Gainer, its Vice President-Marketing, at $230,000 and $180,000, respectively, effective July 1, 2005.

Directors’ Fees

The Board of Directors established the quarterly fees payable to IAL’s non-employee directors and to the members of the Board’s Audit Committee at $7,000 and $2,000 ($3,000 for the Audit Committee Chairman), respectively, and the per-meeting fee for members of the Board and each Board committee at $500 ($1,000 for Chairmen).  The per-meeting fees also will be payable in connection with executive sessions of the non-employee directors.  The foregoing fees will be effective July 1, 2005.

All of the foregoing actions of the Board were based upon the recommendations of the Compensation Committee of the Board.

ITEM 5.02  Departure and Appointment of Principal Officer

On June 20, 2005, IAL issued a press release announcing that Ronald L. Rudy will assume the additional office of Chief Executive Officer on July 1, 2005 as referred to in Item 1.01, above.  A copy of IAL’s press release is attached hereto as Exhibit 99.1.

IAL’s press release, which has been furnished solely for purposes of this Item 5.02, shall not be deemed filed for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

ITEM 9.01  Financial Statements and Exhibits

(c)           Exhibits.  The following exhibit is included as part of this report:

Exhibit 99.1         June 20, 2005 press release of International Aluminum Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ALUMINUM CORPORATION

		By:	/s/ MITCHELL K. FOGELMAN
Dated:	June 20, 2005		Mitchell K. Fogelman, Senior Vice President–Finance